FOX FACTORY HOLDING CORP.
2022 Omnibus Plan

EBITDA PERFORMANCE SHARE UNIT AWARD AGREEMENT

Pursuant to this EBITDA Performance Share Unit Award Agreement (this “Award Agreement”), and subject to the terms and conditions herein and in the Fox Factory Holding Corp. 2022 Omnibus Plan (the “Plan”), Fox Factory Holding Corp. (the “Company”) grants this Award of performance based Restricted Stock Units (“Performance Share Units” or “PSUs”) to the following identified Grantee with the following specified terms. Capitalized terms used in this Award Agreement, unless otherwise defined, shall have the meanings set forth in an employment or other agreement between the Company or any of its Affiliates and the Grantee then in effect, and if not defined in the foregoing, the Plan.
Summary of Award Terms:
Name of Grantee: _____________ (the “Grantee”)
Date of Grant: _______________, 2025 (the “Grant Date”)
Target Number of Performance Share Units: ________________ (the “Target PSUs”)
Performance Period: January 3, 2025 – January 2, 2026 (“Performance Period”)
Service Period: January 3, 2025 – January 1, 2027 (“Service Period”)
PSUs to be Earned: The number of PSUs to be earned by the Grantee upon the achievement of the Performance Goal (as defined below) for the Performance Period shall be between 0% and 200% of the number of Target PSUs.
Performance Goal: The number of PSUs earned by the Grantee, if any, will be determined by the Committee, in its sole but reasonable discretion, on or before the Settlement Date, based on the satisfaction of the performance goal identified in Exhibit A to this Award Agreement (the “Performance Goal”).
Unless otherwise provided in this Award Agreement, the Grantee must have Continuous Service throughout the Service Period to remain eligible for any rights or interests with respect to this Award.
Settlement Date of Award: The settlement date of this Award shall be as soon as practicable following the end of the Service Period, but no later than March 15, 2028 (the “Settlement Date”).
1.Grant of Award. The Company hereby grants this Award to the Grantee subject to the terms and conditions of this Award Agreement, the Plan and the achievement of the Performance Goal.
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2.Performance Goal Not Achieved. If the Performance Goal is not achieved, this Award shall automatically be cancelled and terminated and be of no further force and effect.
3.Forfeiture; Adjustment.
(a)Termination of Continuous Service during Performance Period. If the Grantee has a termination of Continuous Service prior to the end of the Performance Period for any reason this Award shall automatically be cancelled and terminated and be of no further force and effect, with immediate effect as of the termination of Continuous Service date.
(b)Termination of Continuous after Performance Period. If the Grantee has a termination of Continuous Service after the Performance Period but prior to the end of the Service Period for any reason, including for Cause, then except as provided in this Section 3(b), this Award shall automatically be cancelled and terminated and be of no further force and effect, with immediate effect as of the termination of Continuous Service date. Notwithstanding the foregoing, if the Grantee’s Continuous Service is terminated by the Company without Cause or due to the Grantee’s death or Disability or Qualified Retirement after the Performance Period, the Grantee will receive a full Award on the Settlement Date, provided the Performance Goal was achieved during the Performance Period. As used herein, “Qualified Retirement” means the Grantee’s separation from service with the Company and/or its Affiliates, other than for Cause, after the Grantee has met a combined age and service requirement of sixty-five (65), with a minimum service of five (5) years and a minimum age of sixty (60).
(c)Adjustment. This Award, and the Committee’s determination of the satisfaction of the Performances Goal, shall be subject to adjustment by the Committee (i) as provided in the Plan, and (ii) in recognition of unusual or nonrecurring events affecting the Company or any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, if the Committee determines that such adjustments are appropriate or necessary.
4.Change in Control. In the event of a Change in Control, this Award shall be subject to the provisions of Section 12 of the Plan.
5.Settlement of Award. On the Settlement Date, the Company will, in full satisfaction of this Award, pay to the Grantee the amount owed, as determined by the Committee based upon the Committee’s determination of achievement of the Performance Goal, in whole Shares, rounded down to the nearest whole Share, calculated by multiplying the number of PSUs earned by one (1) Share, subject to withholding for taxes as provided in Section 6 hereof.
(a)Notwithstanding anything herein to the contrary, no transfer of Shares shall become effective until the Company determines that such transfer, issuance, and delivery is in compliance with all applicable, laws, regulations of governmental authority, and the requirements of any securities exchange on which Shares may be traded.
(b)The Committee may, as a condition to the issuance of Shares, require the Grantee to make covenants and representations and/or enter into agreements with the Company to reflect the Grantee’s rights and obligations as a stockholder of the Company and any limitations and restrictions on such Shares.
(c)The transfer of Shares pursuant to this Award Agreement shall be effectuated by an appropriate entry on the books of the Company, the issuance of certificates representing such shares (bearing such legends as the Committee deems necessary or desirable), the transfer of shares to a brokerage account in the name of the Grantee, and/or other appropriate means as determined by the Committee.

(d)Unless and until any Shares are issued in settlement of this Award on the Settlement Date, this Award shall not confer to the Grantee any rights or status as a stockholder of the Company.
6.Withholding. The Grantee shall surrender to the Company, for no consideration, the portion of any Shares issued in settlement of this Award whose aggregate Fair Market Value is sufficient to satisfy federal, state, and local withholding tax requirements.
7.No Assignment or Transfer. This Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. No transfer by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (i) written notice thereof along with such evidence as the Committee may deem necessary to establish the validity of the transfer and (ii) an agreement by the transferee to comply with all the terms and conditions of this Award that are or would have been applicable to the Grantee and to be bound by the acknowledgements made by the Grantee in connection with the grant.
8.Grantee Representations. By accepting this Award, the Grantee represents and acknowledges the following:
(a)The Grantee has received a copy of the Plan, has reviewed the Plan and this Award Agreement in their entirety, and has had an opportunity to obtain the advice of independent legal counsel prior to accepting this Award.
(b)The Grantee has had the opportunity to consult with a tax advisor concerning the tax consequences of accepting this Award and understands that the Company makes no representation regarding the tax treatment as to any aspect of this Award, including the grant, vesting, settlement, or conversion of this Award.
(c)The Grantee understands that neither the grant of this Award nor the Grantee’s participation in the Plan confers any right to continue in the service of the Company or any Affiliate or to receive any other award or amount of compensation, whether under the Plan or otherwise, and no payment of any award under the Plan will be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance, or other benefit plan of the Company or any Affiliate except as otherwise specifically provided in such other plan.
(d)The Grantee consents to the collection, use, and transfer, in electronic or other form, of the Grantee’s personal data by the Company, any Affiliate, the Committee, and any third party retained to administer the Plan for the exclusive purpose of administering this Award and Grantee’s participation in the Plan. The Grantee agrees to promptly notify the Committee of any changes in the Grantee’s name, address, or contact information during the entire period of Plan participation.
For the avoidance of doubt, the Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in this award Agreement and any other equity grant materials ("Data") by and among, as applicable, the Company and any Affiliate employer for the exclusive purpose of implementing, administering and managing the Grantee's participation in the Plan. The Grantee understands that the Company and any Affiliate may hold certain personal data about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, e-mail address, date of birth, Social Security number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Affiliate , details of all equity or any other entitled to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the exclusive purpose of implementing, administering and managing the Plan.
The Grantee understands that Data may be transferred to a third party (or third parties) to assist the Company and any Affiliate with the implementation, administration and management of the Plan. The Grantee understands the recipients of the Data may be located in the Grantee’s country, in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of Data by contacting the Grantee’s local human resources representative. The Grantee authorizes the Company and any Affiliate, and any foregoing third party, and any other possible recipients which may assist the Company or any Affiliate (whether presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Grantee may elect to deposit any Shares acquired upon settlement of this Award. The Grantee understands that the Grantee may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee’s local human resources representative. Further, the Grantee understands that the Grantee is providing the consents herein on a purely voluntary basis. If the Grantee does not consent, or if the Grantee later revokes his or her consent, the Grantee’s employment status or service with the Company or any Affiliate will not be affected; the only consequence of refusing or withdrawing the Grantee’s consent is that the Company would not be able to grant this Award or other equity awards to the Grantee or administer or maintain such Award or other equity awards. Therefore, the Grantee understands that refusing or withdrawing the Grantee’s consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that the Grantee may contact the Participant’s local human resources representative.
(e)Notwithstanding anything in this Award Agreement to the contrary or any other agreement to the contrary, the Grantee further agrees that (i) the Grantee is not entitled to, and has no rights to, future Awards, (ii) any rights of the Grantee to future Awards shall be in the sole discretion of the Company, (iii) the Company may discontinue the granting of future Awards at any time, without notice and without the Grantee’s consent, (iv) this Award is discretionary on behalf of the Company and is not related to the salary or any other contractual benefits granted to the Grantee by the Company or any Affiliate, and therefore, any benefits derived from this Award will not under any circumstances be considered as an integral part of the Grantee’s compensation, (v) the value of this Award will not be considered at any time for purposes of any severance calculations associated with the Grantee, and (vi) the Grantee understands and agrees that any modification to this Award shall not constitute a change or impairment of the terms and conditions of his or her employment with the Company or any Affiliate.
9.Adjustments. If there is a change in the outstanding Shares due to a stock dividend, split, or consolidation, or a recapitalization, corporate change, corporate transaction, or other similar event relating to the Company, the Committee may adjust the number of Target PSUs subject to this Award in accordance with Section 5 of the Plan.

10.Administration; Interpretation. In accordance with the Plan and this Award Agreement, the Committee shall have full discretionary authority to administer this Award, including discretionary authority to interpret and construe any and all provisions relating to this Award. Decisions of the Committee shall be final, binding, and conclusive on all parties.
11.Section 409A. It is intended that this Award Agreement is exempt from Code Section 409A and the interpretive guidance thereunder (“Section 409A”), and this Award Agreement shall be administered accordingly, and interpreted and construed on a basis consistent with such intent. The provisions of Section 16.7 of the Plan are incorporated by reference herein.
12.Successors. The terms of this Award Agreement shall be binding upon and inure to the benefit of the heirs of the Grantee or distributees of the Grantee’s estate and any successor to the Company.
13.Governing Law; Severability.
(a)Governing Law. This Award Agreement shall be construed and administered in accordance with the laws of the State of Delaware without regard to its conflict of law principles.
(b)Severability. Any determination by a court of competent jurisdiction or relevant governmental authority that any provision or part of a provision in this Award Agreement is unlawful or invalid shall not serve to invalidate any portion of this Award Agreement not found to be unlawful or invalid, and any provision or part of a provision found to be unlawful or invalid shall be construed in a manner that will give effect to the terms of such provision or part of a provision to the fullest extent possible while remaining lawful and valid.
14.Acknowledgment of Receipt and Acceptance. By signing below (or acceptance by other means, including by electronic signature), the undersigned acknowledges receipt and acceptance of this Award, agrees to the representations made in this Award, and indicates his/her intention to be bound by this Award Agreement and the terms of the Plan.

Grantee: ________________

EXHIBIT A
TO
EBITDA PERFORMANCE SHARE UNIT AWARD AGREEMENT

Company’s EBITDA for Performance Period
January 3, 2025- January 2, 2026 Fiscal Year (“Performance Goal”)

$ Amount of EBITDA Achieved	% of Target PSUs Earned
<	0%
50%
75%
100%
185%
200%

Linear interpolation shall be used by the Committee to determine the percentages of achievement of the Performance Goal not specifically listed in the chart above.

As used in this Exhibit A, “EBITDA” means, for the Performance Period, the Company’s earnings before interest, taxes, depreciation and amortization as determined by the Committee.